Exhibit 10.2 - Security Agreement Issued to Rory J. Cutaia in Connection with 12% Secured Convertible Note

SECURITY AGREEMENT
THIS SECURITY AGREEMENT (this “Agreement”), dated as of December 1, 2015, is made between bBOOTH, INC., a Nevada corporation (the “Debtor”), jimmy@bbooth.com) and RORY J. CUTAIA, an individual residing at 306 Campbells Hollow Rd, Middlebrook, VA 24459, rory@thecutaiagroup.com, (the “Secured Party”), in connection with the issuance of the Secured Convertible Note (as defined herein) by the Debtor to the Secured Party.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Secured Party (each, a “Party” and, together, the “Parties”) covenant and agree as follows:
1.            Definitions; Interpretation.
(a)	All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Secured Convertible Note.
(b)	As used in this Agreement, the following terms shall have the following meanings:
(i)	“Collateral” has the meaning set forth in Section 2;
(ii)	“Documents” means this Agreement, the Secured Convertible Note and all other certificates, documents, agreements and instruments delivered to the Secured Party under the Secured Convertible Note or in connection with the Obligations;
(iii)	“Event of Default” has the meaning set forth in Section 8;
(iv)	“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement;
(v)	“Obligations” means the indebtedness, liabilities and other obligations of the Debtor to the Secured Party under or in connection with this Agreement and the other Documents, including, without limitation, all amounts due and owing to the Secured Party under the Secured Convertible Note, all interest accrued thereon, all fees and all other amounts payable by the Debtor to the Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Debtor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding;

(vi)	“Permitted Lien” means (A) any Lien in favor of the Secured Party, and (B) any Lien permitted pursuant to the Secured Convertible Note;
(vii)	“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature;
(viii)	“Secured Convertible Note” means the secured convertible note dated as of December 1, 2015, granted by the Debtor in favor of the Secured Party; and
(ix)	“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.
(c)	Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.
(d)	In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.
2.            Security Interest.
(a)	As security for the payment and performance of the Obligations, the Debtor hereby grants to the Secured Party a senior security interest in all of the Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, and all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), intellectual property, technology, applications, software, code, general intangibles, instruments, inventory, investment property, letter-of-credit rights, money, and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”). Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any asset which would be real property under the law of the jurisdiction in which it is located.
(b)	Anything herein to the contrary notwithstanding, (i) the Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c)	This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 20 hereof.
3.	Financing Statements, Etc. The Debtor shall execute and deliver to the Secured Party concurrently with the execution of this Agreement, and the Debtor hereby authorizes the Secured Party to file (with or without the Debtor’s signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to the Secured Party, and take all other action, as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Debtor ratifies and authorizes the filing by the Secured Party of any financing statement filed prior to the date hereof. The Debtor will cooperate with the Secured Party in obtaining control (as defined in the UCC) of all Collateral including that consisting of deposit accounts, investment property, letter-of-credit rights and electronic chatter paper. The Debtor will join with the Secured Party in notifying any third party who has possession of any Collateral of the Secured Party’s security interest therein and obtaining an acknowledgment from the third party that is holding the Collateral for the benefit of the Secured Party. The Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the chattel paper.
4.	Representations and Warranties. The Debtor represents and warrants to the Secured Party that:
(a)	the Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;
(b)	the execution, delivery and performance by the Debtor of this Agreement have been duly authorized by all necessary action of the Debtor, and this Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms;
(c)	the Debtor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; the Debtor’s jurisdiction of organization is set forth in Schedule 1; the Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where the Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1;

(d)	the Debtor has rights in or the power to transfer the Collateral, and the Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens;
(e)	the Debtor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such the Debtor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property such as customary workman’s liens for $10,000 or less;
(f)	no control agreements exist with respect to any Collateral other than control agreements in favor of the Secured Party; and
(g)	the Debtor does not have or hold any chattel paper, letter-of-credit rights or commercial tort claims except as disclosed to the Secured Party.
5.            Covenants.  So long as any of the Obligations remain unsatisfied, the Debtor agrees that:
(a)	the Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, the Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral;
(b)	the Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral;
(c)	the Debtor shall give prompt written notice to the Secured Party (and in any event not later than thirty (30) days following any change described below in this subsection) of: (i) any change in the location of the Debtor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; and (v) any change in its jurisdiction of organization; provided that the Debtor shall not locate any Collateral outside of the United States nor shall the Debtor change its jurisdiction of organization to a jurisdiction outside of the United States;
(d)	the Debtor shall keep accurate and complete books and records with respect to the Collateral, disclosing the Secured Party’s security interest hereunder;

(e)	the Debtor shall not surrender or lose possession of (other than to the Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business and unless such Collateral is replaced by comparable Collateral of similar value; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists;
(f)	the Debtor shall keep the Collateral free of all Liens except Permitted Liens;
(g)	the Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings;
(h)	the Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral;
(i)	upon the request of the Secured Party, upon the occurrence and during the continuance of any Event of Default, the Debtor shall (i) immediately deliver to the Secured Party, or its designated agent, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Secured Party is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of the Secured Party from such securities intermediaries, in form and substance satisfactory to the Secured Party with respect to any investment property, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any chattel paper, documents and letter-of credit rights, as the Secured Party shall reasonably specify;
(j)	the Debtor shall at any reasonable time and from time to time permit the Secured Party or any of its agents or representatives to visit the premises of the Debtor and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of the Debtor;
(k)	the Debtor shall: (i) with such frequency as the Secured Party may require, furnish to the Secured Party such lists of customers and other information relating to the accounts and other rights to payment as the Secured Party shall reasonably request; (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business, according to normal trade practices utilized by the Debtor, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that the Debtor may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by the Debtor; and (iii) upon the request of the Secured Party (A) at any time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to the Secured Party or to such other Persons or locations as the Secured Party shall specify;

(l)	the Debtor shall, at such times as the Secured Party shall reasonably request, prepare and deliver to the Secured Party a report of all inventory, in form and substance satisfactory to the Secured Party;
(m)	the Debtor shall (i) notify the Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Secured Party’s Lien thereon; (ii) furnish to the Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of the Secured Party make such demands and requests for information and reports as the Debtor is entitled to make in respect of the Collateral;
(n)	if and when the Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, the Debtor shall promptly notify the Secured Party thereof and make all necessary or appropriate filings with respect thereto; and
(o)	the Debtor shall immediately notify the Secured Party if the Debtor holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, or (iii) any letter-of-credit rights.
6.	Collection of Accounts. Until the Secured Party exercises its rights hereunder to collect the accounts and other rights to payment, the Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of the Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by the Debtor shall be held in trust for the Secured Party and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or deposited to an account of the Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of the Secured Party, upon and after the occurrence of any Event of Default, the Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for the Secured Party and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or deposited to an account of the Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Secured Party shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Secured Party were the absolute owner thereof; provided that the Secured Party shall have not have any duty to exercise any of the foregoing rights afforded to them and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

7.	Authorization; the Secured Party Appointed Attorney-in-Fact. The Secured Party shall have the right to, in the name of the Debtor, or in the name of the Secured Party or otherwise, upon notice to but without the requirement of assent by the Debtor, and the Debtor hereby constitutes and appoints the Secured Party (and any of the Secured Party’s officers, employees or agents designated by the Secured Party) as the Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Secured Party’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Debtor, which the Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interest therein and to accomplish the purposes of this Agreement. The Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full.
8.	Events of Default. An “Event of Default” shall have the meaning ascribed to it in the Secured Convertible Note.

9.            Remedies.
(a)	Upon the occurrence and continuance of any Event of Default, the Secured Party may declare any of the Obligations owing to it to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) the Secured Party may peaceably and without notice enter any premises of the Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such the Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Secured Party may determine; (ii) the Secured Party may require any the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at any place and time designated by the Secured Party; (iii) the Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) the Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Debtor’s assets, without charge or liability to the Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Secured Party deem advisable; provided, however, that the Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Party. The Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Debtor hereby releases, to the extent permitted by law. The Secured Party shall give the Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.
(b)	For the purpose of enabling the Secured Party to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, the Debtor hereby grants to the Secured Party, if any, an irrevocable, exclusive and assignable license (exercisable without payment or royalty or other compensation to the Debtor) to use, license or sublicense any intellectual property Collateral.
(c)	The Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale. The Secured Party shall not have any obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and the Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting the Secured Party’s rights against the Debtor. The Debtor waives any right it may have to require the Secured Party to pursue any third Person for any of the Obligations. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Secured Party sells any of the Collateral upon credit, the Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral, and the Debtor shall be credited with the proceeds of the sale.

(d)	To the extent the Debtor uses the proceeds of any of the Obligations to purchase Collateral, the Debtor’s repayment of the Obligations shall apply on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.
(e)	The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of the Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Secured Party pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to the Debtor or otherwise disposed of in accordance with the UCC or other applicable law. The Debtor shall remain liable to the Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.
10.	Certain Waivers. The Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in the Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.
11.	Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective Party at or to its respective address or facsimile number set forth below its name on the signature page hereof, or at or to such other address or facsimile number address as shall be designated by either Party in a written notice to the other Party. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been: (a) delivered by hand; (b) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); or (c) sent by facsimile transmission.

12.	No Waiver; Cumulative Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Party.
13.	Costs and Expenses.
(a)	The Debtor agrees to pay on demand all actual, out of pocket costs and expenses of the Secured Party and the fees and disbursements of outside counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all actual, out of pocket expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.
(b)	Any amounts payable to the Secured Party under this Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the applicable rate of interest set forth in the Secured Convertible Note.
14.	Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. The Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of the Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by the Debtor without the prior express written consent of the Secured Party shall be void. The Debtor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations, the Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder. Upon any assignment of the Secured Party’s rights hereunder, such assignee or assignees shall have, to the extent of such assignment, all rights of the Secured Party hereunder. The Debtor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of the Secured Party, the rights of the Secured Party set forth in this Agreement. Any such assignee shall be entitled to enforce the Secured Party’s rights and remedies under this Agreement to the same extent as if it were an original secured party named herein.

15.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Nevada.
16.	Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE DOCUMENTS RELATING HERETO OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. THE PARTIES REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
17.	Amendment. No amendment to this Agreement, or any waiver of any provision hereof, shall be effective unless it is in writing and signed by the Secured Party and (in the case of any amendment) the Debtor.
18.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.
19.	Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
20.	Termination. Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and the Secured Party shall promptly execute and deliver to the Debtor such documents and instruments reasonably requested by the Debtor as shall be necessary to evidence termination of all security interests given by the Debtor to the Secured Party hereunder.
21.	Conflicts. In the event of any conflict or inconsistency between this Agreement and the Secured Convertible Note, the terms of the Secured Convertible Note shall control.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the date first above written.
DEBTOR:

bBOOTH, INC.
 By its authorized signatory:

/s/ Jimmy Geiskopf
Name: Jimmy Geiskopf
Position:  Duly Authorized Member of the Board of Directors

Address:
901 Hancock Ave, Suite 308
West Hollywood, California
USA 90069
Attn: Jimmy Geiskopf
email: jimmy@bbooth.com

SECURED PARTY:

RORY J. CUTAIA

 /s/ Rory J. Cutaia
Name: RORY J. CUTAIA

Address:
306 Campbells Hollow Rd
Middlebrook, VA 24459

Attn:  Rory J. Cutaia
Fax: (646) 349-1623
email: rory@thecutaiagroup.com

SCHEDULE 1
 to the Security Agreement
1.            Jurisdiction of Organization
Nevada

2.            Chief Executive Office and Principal Place of Business
901 Hancock Ave., Unit 308, West Hollywood, California, USA 90069

3.            Other locations where the Debtor conducts business or Collateral is kept
a.            California based storage facilities
b.            California based parking facilities for mobile booth
c.            Culver City, CA Westfield Mall for bBooth
d.            Nashville, TN Opry Mills Mall for bBooth